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                                                                   EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement of Sepracor Inc. on Form S-3 (File No. 333-51879) of our reports dated February 19, 1998, except as to the information in Note W for which the date is March 26, 1998, on our audits of the consolidated financial statements and the financial statement schedule of Sepracor Inc. We also consent to the reference to our firm under the caption "Experts".




                                                /s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts
June 15, 1998